                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Decora Industries, Inc. of our reports dated June 5, 1998 relating to the financial statements of Decora Industries, Inc., and Decora, Incorporated, which appear in such Prospectus. We also consent to the application of our report on Decora Industries, Inc. to the Financial Statement Schedules for the three years ended March 31, 1998 listed under Item 21(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
August 31, 1998